Exhibit 10.2
FIRST HORIZON NATIONAL CORPORATION
2000 EMPLOYEE STOCK OPTION PLAN
(Adopted October 20, 1999; Amended and Restated April 14, 2008)
1. Purpose. The 2000 Employee Stock Option Plan (the “Plan”) of First Horizon National Corporation and any successor thereto (the “Company”), is designed to enable employees of the Company and its subsidiaries to obtain a proprietary interest in the Company, and thus to share in the future success of the Company’s business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel, but also of promoting a closer identity of interest between employees and shareholders.
2. Definitions. As used in the Plan, the following terms shall have the respective meanings set forth below:
(a) “Cause” shall mean (i) a grantee’s conviction of, or plea of guilty or nolo contendere (or similar plea) to, (A) a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (B) a felony charge or (C) an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) the engaging by a grantee in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a grantee’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a grantee’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a grantee’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a grantee in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the grantee in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting Cause.
(b)	“Change in Control” means the occurrence of any one of the following events:
     (i) individuals who, on January 21, 1997, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
     (ii) any “Person” (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company=s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a “Subsidiary”),

(B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));
     (iii) the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
     (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.
Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable.
Notwithstanding the foregoing, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.
(c)	“Committee” means the Stock Option Committee or any successor committee designated by the Board of Directors to administer this Plan, as provided in Section 5(a) hereof.
(d) “Compensation Plans” shall mean any compensation plan such as an incentive, stock option, restricted stock, pension restoration or deferred compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees, including, without limitation, any Compensation Plans established after the date this Plan is adopted or amended.
(e) “Disability” shall mean, unless otherwise defined in the applicable option agreement or grant notice, a disability that would qualify as a total and permanent disability under the long-term disability plan then in effect at the Employer employing the grantee at the onset of such total and permanent disability.

(f)	“Early Retirement” means termination of employment after an employee has fulfilled all service requirements for an early pension, and before his or her Normal Retirement Date, under the terms of the First Horizon National Corporation Pension Plan, as amended from time to time.
(g) “Employer” shall mean the Company or any Subsidiary that employs a grantee of an option under this Plan.
(h) “Good Reason” shall mean, following notice given by the grantee of an option to the Company:
7. an adverse change in the grantee’s status, title or position with the Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in the grantee’s status, title or position as a result of a diminution in the grantee’s duties or responsibilities, or the assignment to the grantee of any duties or responsibilities which are inconsistent with such status, title, or position as in effect immediately prior to the Change in Control, or any removal of the grantee from, or any failure to reappoint or reelect the grantee to, such position (except in connection with the termination of the grantee’s employment for Cause, Disability or Retirement or as a result of the grantee’s death and except by the grantee other than for Good Reason);
8. a reduction by the Company in the grantee’s base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to the Change in Control or as the same may be increased from time to time thereafter;
9. the failure by the Company to provide the grantee with Compensation Plans that provide the grantee with substantially equivalent benefits in the aggregate to the Compensation Plans as in effect immediately prior to the Change in Control (at substantially equivalent cost with respect to welfare benefit plans); and
10. the Company’s requiring the grantee to be based at an office that is greater than 25 miles from where the grantee’s office is located immediately prior to the Change in Control;
provided, however, (a) that an isolated and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the grantee shall not constitute Good Reason, and (b) no action shall constitute a Good Reason if the grantee has acknowledged to the Company in writing that a Good Reason will not arise from that action.
(i) “Qualifying Termination” shall mean a termination of the employment of a grantee with the Company resulting from any of the following:
11. a termination of the employment or engagement of a grantee by the Company and its Subsidiaries within thirty-six (36) months following a Change in Control, other than a termination for Cause, Disability or Retirement or as a result of the grantee’s death; or
12. a termination of employment by a grantee for Good Reason within thirty-six (36) months following a Change in Control.
(j)	“Quota” means the portion of the total number of shares subject to an option which the grantee of the option may purchase during the several periods of the term of the option (if the option is subject to quotas), as provided in Section 8(b) hereof.

(k)	“Retirement” means termination of employment after an employee has fulfilled all service requirements for a pension under the terms of the First Horizon National Corporation Pension Plan, as amended from time to time.

(l)	“Subsidiary” means a subsidiary corporation as defined in Section 425 of the Internal Revenue Code.

(m)	“Successor” means the legal representative of the estate of a deceased grantee or the person or persons who shall acquire the right to exercise an option or related SAR by bequest or inheritance or by reason of the death of the grantee, as provided in Section 10 hereof.

(n)	“Term of the Option” means the period during which a particular option may be exercised, as provided in Section 8(a) hereof.

(o)	“Three months after cessation of employment” means 5:00 p.m Memphis time on the date corresponding numerically with the date reflected in the Company=s records as the effective date of termination of employment in the third month following the month in which the effective date of termination of employment occurs (or in the event that such third following month does not have a date so corresponding, then the last day of the third following month). Also, if the last day of such period is not a business day, then the period will end at 5:00 p.m. Memphis time on the last business day of such period.

(p)	“Five years after (an event occurring on day x)” and “five years from (an event occurring on day x)” means 5:00 p.m. on the date in the fifth year following the year in which day x occurred corresponding numerically with day x (or in the event that day x is February 29, then February 28 in the fifth following year). Also, if the last day of such period is not a business day, then the period will end at 5:00 p.m. Memphis time on the last business day of such period.

(q)	“Voluntary Resignation” means any termination of employment that is not involuntary and that is not the result of the employee’s death, Disability, Early Retirement or Retirement.

(r)	“Workforce Reduction” means any termination of employment of one or more employees of the Company or one or more of its subsidiaries as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event; provided, however, in the case of any such event (whether the termination of employment was a result of a discontinuation, a realignment, or another event), that the Committee or the Board of Directors has designated the event as a “workforce reduction” for purposes of this Plan.
3. Effective Date of Plan. The Plan shall become effective upon approval at a shareholder meeting by the holders of a majority of the shares of Company common stock present, or represented, at such meeting and entitled to vote on the Plan. No options may be granted under the Plan after the month and day in the year 2010 corresponding to the day before the month and day on which the Plan becomes effective. The term of options granted on or before such date may, however, extend beyond that date, but no incentive stock options may be granted which are exercisable after the expiration of ten (10) years after the date of the grant.
4. Shares Subject to the Plan.
(a)	The Company may grant options under the Plan authorizing the issuance of no more than 1,500,000 shares of its $0.625 par value (adjusted for any stock splits) common stock, which will be provided from shares purchased in the open market or privately or by the issuance of previously authorized but unissued shares. For purposes of computing the maximum number of shares that may be issued under the Plan, if shares are tendered in payment of all or a portion of the exercise price, then the number of shares issued in connection with such exercise is the number of shares subject to option that was exercised, net of the number tendered in payment.

(b)	Shares as to which options previously granted under this Plan shall for any reason lapse shall be restored to the total number available for grant of options.
5. Plan Administration.
(a)	The Plan shall be administered by a Stock Option Committee (the “Committee”) whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors of the Company. In addition, all members shall be directors and shall meet the definitional requirements for “non-employee director” (with any exceptions therein permitted) contained in the then current SEC Rule 16b-3 or any successor provision.

(b)	The Committee shall adopt such rules of procedure as it may deem proper.

(c)	The powers of the Committee shall include plenary authority to interpret the Plan, and subject to the provisions hereof, to determine the persons to whom options shall be granted, the number of shares subject to each option, the terms and term of the option, and the date on which options shall be granted.

6. Eligibility.
(a)	Options may be granted under the Plan to employees of the Company or any subsidiary selected by the Committee. Determination by the Committee of the employees to whom options shall be granted shall be conclusive.

(b)	An individual may receive more than one option, subject, however, to the following limitations: (i) in the case of an incentive stock option (as described in Section 422A of the Internal Revenue Code of 1986), the aggregate fair market value (determined at the time the options are granted) of the Company=s common stock with respect to which incentive stock options are exercisable for the first time during any calendar year by any individual employee (under this Plan and all other similar plans of the Company and its subsidiaries) shall not exceed $100,000, and (ii) the maximum number of shares with respect to which options are granted to an individual during the term of the Plan, as defined in Section 3 hereof, shall not exceed 1,000,000 shares. Incentive stock options granted hereunder shall be clearly identified as such at the time of grant.
7. Option Price. The option price per share to be paid by the grantee to the Company upon exercise of the option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the share at the time the option is granted, nor shall the price per share be less than the par value of the share. Notwithstanding the prior sentence, the option price per share may be less than 100% of the fair market value of the share at the time the option is granted if:
(a)	The grantee of the option has entered into an agreement with the Company pursuant to which the grant of the option (which must be a non-qualified option and not an incentive stock option) is in lieu of the payment of compensation; and

(b)	The amount of such compensation when added to the cash exercise price of the option equals at least 100% of the fair market value (at the time the option is granted) of the shares subject to option.
“Fair market value” for purposes of the Plan shall be the mean between the high and low sales prices at which shares of the Company were sold on the New York Stock Exchange on the valuation day or, if there were no sales on that day, then on the last day prior to the valuation day during which there were sales. In the event that this method of valuation is not practicable, then the Committee, in its discretion, shall establish the method by which fair market value shall be determined.
8. Terms or Quotas of Options:
(a)	Term. Each option granted under the Plan shall be exercisable only during a term (the “Term of the Option”) commencing one year, or such other period of time (which may be less than or more than one year) as is determined to be appropriate by the Committee, after the date when the option was granted and ending (unless the option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee. Notwithstanding the foregoing, each option granted under the Plan prior to April 14, 2008 shall become exercisable in full immediately upon a Change in Control. Upon a Qualifying Termination following a Change in Control, all outstanding options granted on and following April 14, 2008 shall vest, become immediately exercisable or payable or have all restrictions lifted, as the case may be. In addition, an option agreement or grant notice, or an individual agreement between the Participant and the Company, may provide for additional benefits to the Participant upon a Change in Control.

(b)	Quotas. The Committee shall have authority to grant options exercisable in full at any time during their term, or exercisable in quotas. Quotas or portions thereof not purchased in earlier periods shall be cumulated and be available for purchase in later periods. In exercising an option, the grantee may purchase less than the full quota available to him or her.

(c)	Exercise of Stock Options. Stock options shall be exercised by delivering, mailing, or transmitting to the Committee or its designee (for all purposes under the Plan, in the absence of an express designation by the Committee, the Company=s Executive Vice President-Employee Services is deemed to be the Committee=s designee) the following items:

     (i) A notice, in the form and by the method (which may include use of a telephone or other means of electronic communication) and at times prescribed by the Committee, specifying the number of shares to be purchased; and
     (ii) A check or money order payable to the Company for the full option price.
In addition, the Committee in its sole discretion may determine that it is an appropriate method of payment for grantees to pay, or make partial payment of, the option price with shares of Company common stock in lieu of cash. In addition, in its sole discretion the Committee may determine that it is an appropriate method of payment for grantees to pay for any shares subject to an option by delivering a properly executed exercise notice together with irrevocable instructions (which may be by the use of a telephone or other means of electronic communication) to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price (a “cashless exercise”). To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of Company common stock surrendered in payment of the exercise price shall be its fair market value, determined pursuant to Section 7, on the date of exercise. Upon receipt of such notice of exercise of a stock option and upon payment of the option price by a method other than a cashless exercise, the Company shall promptly deliver to the grantee (or, in the event the grantee has executed a deferral agreement, the Company shall deliver to the grantee at the time specified in such deferral agreement) a certificate or certificates for the shares purchased, without charge to him or her for issue or transfer tax.
(d)	Postponements. The Committee may postpone any exercise of an option for such period of time as the Committee in its discretion reasonably believes necessary to prevent any acts or omissions that the Committee reasonably believes will be or will result in the violation of any state or federal law; and the Company shall not be obligated by virtue of any provision of the Plan or the terms of any prior grant of an option to recognize the exercise of an option or to sell or issue shares during the period of such postponement.
(i)	For all options granted under this Plan prior to October 16, 2007, any such postponement shall automatically extend the time within which the option may be exercised, as follows: the exercise period shall be extended for a period of time equal to the number of days of the postponement, but in no event shall the exercise period be extended beyond the last day of the postponement for more days than there were remaining in the option exercise period on the first day of the postponement.

(ii)	For all options granted under this Plan on or after October 16, 2007, the Committee shall promptly terminate the postponement as soon as, in the reasonable belief of the Committee, the exercise of an option would no longer result in a violation of state or federal law. The exercise period for any option outstanding at the commencement of any postponement shall expire upon the later of (x) thirty (30) days after the Committee terminates the postponement or (y) the date that the option would otherwise expire in accordance with its terms.
Neither the Company nor any subsidiary of the Company, nor any of their respective directors or officers shall have any obligation or liability to the grantee of an option or to a successor with respect to any shares as to which the option shall lapse because of such postponement.
(e)	Non-Transferability. All options granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution, subject to Section 10 hereof, and an option may be exercised during the lifetime of the grantee only by him or her or by his/her guardian or legal representative.

(f)	Certificates. The stock certificate or certificates to be delivered under this Plan may, at the request of the grantee, be issued in his or her name or, with the consent of the Company, as specified by the grantee.

(g)	Restrictions. This subsection (g) shall be void and of no legal effect in the event of a Change of Control. Notwithstanding anything in any other section or subsection herein to the contrary, the following provisions shall apply to all options (except options designated by the Committee as FirstShare options), exercises and grantees. An amount equal to the spread realized in connection with the exercise of an option within six months prior to a grantee’s Voluntary Resignation shall be paid to the Company by the grantee in the event that the grantee, within six months following Voluntary Resignation, engages, directly or indirectly, in any activity determined by the Committee to be competitive with any activity of the Company or any of its subsidiaries.

(h)	Taxes. The Company shall be entitled to withhold the amount of any tax attributable to amounts payable or shares deliverable under the Plan, and the Company may defer making payment or delivery of any benefits under the Plan if any tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules which it may adopt, permit a grantee to satisfy, in whole or in part, any federal, state and local withholding tax obligation which may arise in connection with the exercise of a stock option by electing either:
     (i) to have the Company withhold shares of Company common stock from the shares to be issued upon the exercise of the option;
     (ii) to permit a grantee to tender back shares of Company common stock issued upon the exercise of an option; or
     (iii) to deliver to the Company previously owned shares of Company common stock, having, in the case of (i), (ii), or (iii), a fair market value equal to the amount of the federal, state, and local withholding tax associated with the exercise of the option.
(i)	Additional Provisions Applicable to Option Agreements in Lieu of Compensation. If the Committee, in its discretion permits participants to enter into agreements as contemplated by Section 7 herein, then such agreements must be irrevocable and cannot be changed by the participant once made, and such agreements must be made at least prior to the performance of any services with respect to which an option may be granted. If any participant who enters into such an agreement terminates employment prior to the grant of the option, then the option will not be granted and all compensation which would have been covered by the option will be paid to the participant in cash.
9. Exercise of Option by Grantee on Cessation of Employment.
(a)	If a person to whom an option has been granted shall cease, for a reason other than his or her death, Disability, Early Retirement, Retirement, Workforce Reduction, or Voluntary Resignation, to be employed by the Company or a subsidiary, the option shall terminate three months after the cessation of employment, unless it terminates earlier under other provisions of the Plan. Until the option terminates, it may be exercised by the grantee for all or a portion of the shares as to which the right to purchase had accrued under the Plan at the time of cessation of employment, subject to all applicable conditions and restrictions provided in Section 8 hereof. If a person to whom an option has been granted shall retire or become disabled, the option shall terminate three years (unless the option was granted in lieu of compensation, in which case it shall be five years) after the date of Early Retirement, Retirement or Disability, unless it terminates earlier under other provisions of the Plan. Although such exercise by a retiree or disabled grantee is not limited to the exercise rights which had accrued at the date of Early Retirement, Retirement or Disability, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. If a person shall voluntarily resign, his option to the extent not previously exercised shall terminate at once. If the grantee of one or more stock options described in the second sentence of Section 7 of the Plan or as to which the number of shares awarded was based on a formula which included a percentage of the grantee=s annual bonus or target bonus or participation in a bonus plan shall cease to be employed as a result of a Workforce Reduction, then each of such stock options shall terminate on the date specified by the Committee, not to exceed five years after the date of termination, unless it terminates earlier under other provisions of the Plan. Although such exercise is not limited to the exercise rights which had accrued at the date of termination, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. If the grantee of one or more stock options not described in the prior two sentences of this paragraph shall cease to be employed as a result of a Workforce Reduction, then each of such stock options shall terminate on the date specified by the Committee, not to exceed three years after the date of termination, unless it terminates earlier under other provisions of the Plan.

Although such exercise is not limited to exercise rights which had accrued at the date of termination, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof.

(b)	Notwithstanding the provisions of Sections 9(a) and 10, if an option holder’s employment has terminated for any reason or if the option holder has died, the Committee is authorized to extend the exercise period of any such holder’s outstanding options so as to allow the option holder or his or her successor, as applicable, to exercise the affected options at any time during the original full Term of the Option, or at any time during any shorter period selected by the Committee. The discretion afforded the Committee herein may be exercised on a case by case basis, or may be exercised in connection with specific groups of options or option holders in specific situations. No exercise of such discretion in one instance shall give rise to any right or expectation of similar treatment by that option holder, or by any other option holder, in any other similar situation.
10. Exercise of Option After Death of Grantee. If the grantee of an option shall die while in the employ of the Company or within three months after ceasing to be an employee, and if the option was in effect at the time of his or her death (whether or not its term had then commenced), the option may, until the expiration of three years (unless the option was granted in lieu of compensation, in which case it shall be five years) from the date of death of the grantee or until the earlier expiration of the term of the option, be exercised by the successor of the deceased grantee. Although such exercise is not limited to the exercise rights which had accrued at the date of death of the grantee, such exercise shall be subject to all applicable conditions and restrictions prescribed in Section 8 hereof. The provisions of this Section 10 shall be subject to the Committee’s discretion exercised pursuant to Section 9(b) above.
11. Pyramiding of Options. The Committee in its sole discretion may from time to time permit the method of exercising options known as pyramiding (the automatic application of shares received upon the exercise of a portion of a stock option to satisfy the exercise price for additional portions of the option).
12. Shareholder Rights. No person shall have any rights of a shareholder by virtue of a stock option except with respect to shares actually issued to him or her, and issuance of shares shall confer no retroactive right to dividends.
13. Adjustment for Changes in Capitalization. Any increase in the number of outstanding shares of common stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately:
(a)	in an increase in the aggregate number of shares then available for the grant of options under the Plan, or becoming available through the termination or forfeiture of options previously granted but unexercised;

(b)	in the number available to grant to any one person;

(c)	in the number subject to options then outstanding; and

(d)	in the quotas remaining available for exercise under outstanding options, and a proportionate reduction shall be made in the per-share option price as to any outstanding options or portions thereof not yet exercised. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Board of Directors shall make such adjustments in the number and class of shares for which options may thereafter be granted, and in the number and class of shares remaining subject to options previously granted and in the per-share option price as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive; provided, however, that the Board shall not make any adjustments with respect to the number of shares subject to previously granted incentive stock options or available for grant as options if such adjustment would constitute the adoption of a new plan requiring shareholder approval before further incentive stock options could be granted.
14. Termination, Suspension, or Modification of Plan. The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board of Directors shall not amend the Plan in violation of law. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any grantee, or by any successor of a grantee (as provided in Section 10 hereof), under the terms of an option granted before the date of such termination, suspension, or modification, unless such grantee or successor shall consent, but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 13 does not adversely affect any such right.
15. Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.
16. No Right to Employment. Neither the adoption of the Plan nor the granting of any stock option shall confer upon the grantee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or the subsidiary to terminate such employment at any time.
17 Governing Law. The Plan and all determinations thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.
18. Successors. This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.